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Exhibit 99.(A)(16)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.

     DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND:   Pursuant to the authority contained in Section 2-605(a)(1) of the
Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation of the Corporation, a majority of the entire Board of Directors has approved changing the name of the Corporation to Deutsche Bank Alex. Brown Cash Reserve Fund, Inc.

     THIRD:    Pursuant to the requirements of Section 2-607 of the Maryland
General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation and the various classes of the various series of the Corporation.

     FOURTH:   Article II of the Articles of Incorporation of the Corporation is
hereby amended to read in its entirety as follows:

           The name of the Corporation is:

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                Deutsche Bank Alex. Brown Cash Reserve Fund, Inc.

     FIFTH:     All references to the name of the Corporation, including its classes of shares of common stock, par value $.001 per share are hereby amended to reflect the foregoing name change.

     SIXTH:     The Corporation is authorized to issue 35,000,000 shares of
Common Stock, par value $0.001 per share, with an aggregate par value of $35,000. These Articles of Amendment do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

     SEVENTH:   Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions to change the names of the various classes of the various series of the Corporation.

     EIGHTH:    The Articles of Incorporation are amended by redesignating all the issued and unissued shares of the Corporation's Deutsche Banc Alex. Brown Cash Reserve Prime Shares as Deutsche Bank Cash Reserve Prime Shares, all the issued and unissued shares of the Corporation's Deutsche Banc Alex. Brown Cash Reserve Treasury Shares as Deutsche Bank Cash Reserve Treasury Shares and all the issued and unissued shares of the Corporation's Deutsche Banc Alex. Brown Cash Reserve Tax-Free Shares as Deutsche Bank Cash Reserve Tax-Free Shares. Subsequent to such redesignation, the authorized shares of the Company are designated and classified as follows:

Designation                                                             Number of Shares
-----------                                                             ----------------
Deutsche Bank Alex. Brown Cash Reserve Fund, Inc.                             20,810,000,000

     Prime Series                                                             12,660,000,000
           Deutsche Bank Alex. Brown Cash Reserve Fund Shares                  9,000,000,000
           Institutional Shares                                                3,200,000,000
           Cash Reserve Prime Class A Shares                                      50,000,000
           Cash Reserve Prime Class B Shares                                      50,000,000
           Cash Reserve Prime Class C Shares                                      10,000,000
           Quality Cash Reserve Prime Shares                                     350,000,000
     Treasury Series                                                           3,550,000,000
           Deutsche Bank Alex. Brown Cash Reserve Fund Shares                  1,300,000,000
           Institutional Shares                                                1,250,000,000
     Tax - Free Series                                                         4,250,000,000
           Deutsche Bank Alex. Brown Cash Reserve Fund Shares                  3,000,000,000
           Institutional Shares                                                1,250,000,000
           Undesignated                                                          350,000,000

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     NINTH:     The shares of Common Stock of the Corporation redesignated and reclassified here shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Charter.

     The undersigned Secretary acknowledges that these Articles of Amendment are the acts of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in this Article with respect to authorization and approval is true in all material respects and that this statement is made under the penalties of perjury.

     TENTH:     The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

     ELEVENTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or April 5, 2002.

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     IN WITNESS WHEREOF, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. has
caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the acts of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.


                DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.

                By: /s/ Amy M. Olmert
                    -----------------
                    Amy M. Olmert
                    Secretary
                    Date: April 4, 2002

[SEAL]

Attest:


/s/ Daniel O. Hirsch
--------------------
Daniel O. Hirsch
Assistant Secretary
Date: April 4, 2002